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                                                                     EXHIBIT 15


INDEPENDENT ACCOUNTANTS' REPORT


Schweitzer-Mauduit International, Inc.:

We have reviewed the accompanying consolidated balance sheet of Schweitzer-Mauduit International, Inc. and subsidiaries as of September 30, 1999, the related consolidated statements of income for the three and nine month periods ended September 30, 1999 and 1998, and the related statements of changes in stockholders' equity and cash flow for the nine month periods ended September 30, 1999 and 1998. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to such consolidated financial statements for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Schweitzer-Mauduit International, Inc. as of December 31, 1998 and the related consolidated statements of income, changes in stockholders' equity and cash flow for the year then ended (not presented herein); and in our report dated January 22, 1999, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 1998 is fairly stated in all material respects in relation to the balance sheet from which it has been derived.



Deloitte & Touche LLP


Atlanta, Georgia
October 20, 1999